Exhibit 5(a)

[Letterhead of Wachtell, Lipton, Rosen & Katz]

April 27, 2012

United Technologies Corporation

One Financial Plaza

Hartford, Connecticut 06103

Re:	Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (333-167771)

Ladies and Gentlemen:

We have acted as special counsel to United Technologies Corporation, a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (333-167771) (as amended, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of the Company’s (a) unsubordinated debt securities (the “Unsubordinated Debt Securities”); (b) junior subordinated debt securities (the “Subordinated Debt Securities,” and together with the Unsubordinated Debt Securities, the “Debt Securities”); (c) warrants to purchase Debt Securities (the “Debt Warrants”); (d) warrants the value of which is related to the value of various currencies (the “Currency Warrants”); (e) warrants the value of which is related to various stock indices (the “Stock Index Warrants,” and together with the Debt Warrants and Currency Warrants, the “Warrants”); (f) common stock, par value $1.00 per share (the “Common Stock”); (g) contracts for the purchase and sale of Common Stock (the “Stock Purchase Contracts”); and (h) equity units consisting of two or more of the securities described above or certain other securities in any combination (the “Equity Units”). The Debt Securities, the Warrants, the Common Stock, the Stock Purchase Contracts and the Equity Units are collectively referred to herein as the “Securities.”

The Unsubordinated Debt Securities are to be issued under an Amended and Restated Indenture (the “Unsubordinated Indenture”), dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee, filed as Exhibit 4(a) to the Registration Statement. The Subordinated Debt Securities are to be issued under an indenture (together with the Unsubordinated Indenture, the “Indentures”) between the Company and the trustee to be named therein, a form of which is filed as Exhibit 4(i) to the Registration Statement.”

The Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “Debt Warrant Agreement”), the Currency Warrants are to be issued from time to time under one or more currency warrant agreements (each, a “Currency Warrant Agreement”) and the Stock Index Warrants are to be issued from time to time under one or more stock index warrant agreements (together with the Debt Warrant Agreements and the Currency Warrant Agreements, the “Warrant Agreements”), each to be entered into by the Company and one or more institutions, as warrant agents, each as identified in the applicable Warrant Agreement.

United Technologies Corporation

April 27, 2012

The Stock Purchase Contracts are to be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and the purchase contract agent to be named therein.

The Equity Units are to be issued pursuant to a unit certificate or other applicable agreement (the “Equity Unit Agreement”) between the Company and the Purchase Contract Agent ( the “Purchase Contract Agent”).

The Prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the Prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Securities, which may be offered pursuant to Rule 415 under the Act.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto; (h) any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture, and the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the trustee named therein; (i) at the time of any issuance of Common Stock or Securities convertible, exchangeable, redeemable or exercisable for Common Stock, there will be sufficient authorized but unissued shares of Common Stock reserved for such issuance and any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will be duly authorized and created. We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under, the Securities will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal securities laws of the United States of America as such laws apply to the Company), (3) any judicial or

United Technologies Corporation

April 27, 2012

regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the DGCL and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (c) if the Offered Debt Securities are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the parties thereto; (d) the Indentures and any supplemental indentures in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (e) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (f) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

United Technologies Corporation

April 27, 2012

2. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act; (c) if the Offered Warrants are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the parties thereto; (d) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; (e) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the applicable Warrant Agreement; and (f) the Offered Warrants have been duly authorized, executed and delivered against payment therefor, the Offered Warrants, when issued and sold in accordance the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act; (c) if the Offered Common Shares are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the parties thereto; and (d) certificates in the form required under the DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any other Securities registered on the Registration Statement), when issued and sold in accordance the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

4. With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act; (c) if the Offered Purchase Contracts are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the parties thereto; (d) the terms of the issuance and sale of the Purchase Contract Agreement have been duly established in conformity with the Offered Purchase Contracts; and (e) the Offered Purchase Contracts have been duly executed and delivered against payment therefor, the Offered

United Technologies Corporation

April 27, 2012

Purchase Contracts, when issued and sold in accordance the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Equity Units to be offered by the Company pursuant to the Registration Statement (the “Offered Equity Units”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement or term sheet with respect to the Offered Equity Units has been prepared, delivered and filed in compliance with the Act; (c) if the Offered Equity Units are to be sold pursuant to an underwritten offering, the underwriting agreement with respect to the Offered Equity Units has been duly authorized, executed and delivered by the parties thereto: (d) the terms of the issuance and sale of the Offered Equity Units have been duly established in conformity with the Equity Unit Agreement; (e) any shares of Common Stock that are a component of any Offered Equity Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Equity Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (f) the Offered Equity Units have been duly executed and delivered pursuant to the Equity Unit Agreement, the Equity Units, when issued and sold in accordance the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to

United Technologies Corporation

April 27, 2012

exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In rendering the opinion expressed in paragraph 1 above, we have assumed that each series of Offered Debt Securities will be issued with an original aggregate principal amount (or in the case of Offered Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Validity of the Securities.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz